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                                                                    EXHIBIT 4.13

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of March 20, 1997, among MacFadden Holdings, L.P. ("Assignor"), Peter C. Callahan, Maynard Rabinowitz and Michael J. Boylan (each an "Assignee").

                                  WITNESSETH:

     WHEREAS, Assignor is a party to the Stockholders, Registration Rights and Voting Agreement, dated as of April 8, 1993 (the "Agreement"), among American Media, Inc. (formerly Enquirer/Star Group, Inc.) (the "Company"), Assignor, Boston Ventures Limited Partnership III, Boston Ventures Limited Partnership IIIA and, for limited purposes, The Scottish Investment Trust PLC and CBC Capital Partners, Inc.;

     WHEREAS, each Assignee is a general partner of Assignor;

     WHEREAS, on the date hereof, Assignor has distributed its shares of common stock of the Company to the Assignees in the following proportions:

          Peter J. Callahan -- 80%;

          Maynard Rabinowitz -- 10%; and

          Michael J. Boylan -- 10%;

     WHEREAS, Assignor desires to assign to the Assignees its rights and certain obligations under the Agreement; and

     WHEREAS, each Assignee desires to accept such assignment and obligations;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Assignor hereby assigns all of its rights in and under the Agreement to the Assignees in the proportions set forth above.

          2. Each Assignee hereby assumes the obligations of Assignor under the Agreement (with the exception of the obligations contained in Section 6 thereof) from and after the date hereof.

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     IN WITNESS WHEREOF, the parties hereto set their hands as of the date first above written.

                                          MACFADDEN HOLDINGS, L.P.

                                          By:     /s/ PETER J. CALLAHAN
                                            ------------------------------------
                                                     Peter J. Callahan
                                                      General Partner

                                                  /s/ PETER J. CALLAHAN
                                            ------------------------------------
                                                     Peter J. Callahan

                                                 /s/ MAYNARD RABINOWITZ
                                            ------------------------------------
                                                     Maynard Rabinowitz

                                                  /s/ MICHAEL J. BOYLAN
                                            ------------------------------------
                                                     Michael J. Boylan

Accepted and agreed to as of
the date first above written:

BOSTON VENTURES LIMITED PARTNERSHIP III
By Boston Ventures Company Limited
    Partnership III, its General
    Partner

By:     /s/ ANTHONY J. BOLLAND
    ----------------------------------
    Name: Anthony J. Bolland
    Title: SLP

BOSTON VENTURES LIMITED PARTNERSHIP IIIA
By Boston Ventures Company Limited
    Partnership III, its General
    Partner

By:     /s/ ANTHONY J. BOLLAND
    ----------------------------------
    Name: Anthony J. Bolland
    Title: SLP

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